UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2023

Tempest Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35890	45-1472564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400
Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 798-8589

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TPST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2023, Tom Dubensky, Ph.D. resigned from his role as president and member of the Board of Directors (the “Board”) of Tempest Therapeutics, Inc. (the “Company”), and will transition to an advisor role on September 15, 2023 (the “Separation Date”). Dr. Dubensky’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with Dr. Dubensky’s resignation, the Board will appoint Stephen Brady, the Company’s chief executive officer, as president and chief executive officer effective as of the Separation Date. Mr. Brady’s responsibilities will remain unchanged.

In connection with Dr. Dubensky’s resignation, the Company and Dr. Dubensky expect to enter into a separation and consulting agreement that includes a general release of claims (the “Agreement”) pursuant to which Dr. Dubensky will take on an advisor role, and is expected to assist the Company with the transition of his responsibilities following the Separation Date. Under the Agreement, from the Separation Date until at least December 15, 2023, the Company expects to retain Dr. Dubensky as an advisor and consultant to provide specified consulting services from time to time as requested by the Company. The Company expects to pay Dr. Dubensky a retainer of $8,000 for the initial part of the consulting period between the Separation Date and October 15, 2023, and thereafter, the Company will pay $500 per hour for services rendered under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: September 7, 2023	By:	/s/ Stephen Brady
	Name:	Stephen Brady
	Title:	Chief Executive Officer